Exhibit 1.01

AMETEK, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2018

The report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

AMETEK’s products are “DRC Conflict Undeterminable.” The report presented herein is not audited.

Overview

AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

The electronic instruments and electromechanical products we manufacture are numerous and many are complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 18,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves procure these minerals far removed from the actual source making it difficult to determine the 3TG country of origin, chain of custody, and whether these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

In 2018 AMETEK continued the previous year’s focus on suppliers providing at least $300K of parts annually. Although most suppliers provided the information requested, some still needed to respond to our requests or responded with a specific CFM status without providing supporting details. AMETEK will continue to diligently pursue receipt of satisfactory and conclusive details regarding the supply chain of conflict minerals our Suppliers are providing to us. For the period ending December 31, 2018, our CFM efforts resulted in the following Conflict Minerals Metrics for our entire organization, regardless of supplier spend.

2018 CFM Status by Spend

CONFLICT FREE	12%
EXEMPT	70%
UNDETERMINABLE	10%
UNKNOWN	8%

For the next reporting year (2019 production), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the ultimate goal of achieving a conflict-free supply chain.

The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach and results for the 2018 production year.

Conflict-free Minerals Due Diligence Program

Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organisation of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.	Establish strong company management systems

2.	Identify and assess risk in the supply chain

3.	Design and implement a strategy to respond to identified risk

4.	Carry out independent 3rd party audit of the supply chain (e.g., audit high risk suppliers or smelters)

5.	Report on supply chain due diligence internally to management

In order to identify and assess risks associated with CFM we begin with careful filtering our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. A categorization of suppliers and individual components purchased is in place that results in every purchased item having a CFM status assigned. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources. Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our 125 factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. A central repository is used to store supplier contact details along with part-specific CFM information and the e-mail address corporate.cfm@ametek.com is used to facilitate corporate-initiated supplier communications.

An additional data gathering challenge has been to obtain complete CFM data from companies that currently are not part of the direct SEC reporting regulations. Included in this Group are Distributors, Smelters/Refiners, and private or internationally based companies. For the 2018 production year, AMETEK chose to continue to focus on our Tier 2 supply, defined as suppliers providing at least $300K of parts annually. This allowed us to strategically align our efforts to a controlled number of companies in the best position to participate in our CFM data gathering efforts. Our process to address non-responders contained specific escalation procedures including bi-weekly business unit meetings with corporate management until an appropriate supplier response was received. Additionally, AMETEK employed outside consultants to assist with gathering CFM Templates and confirmation of the validity of their Smelter lists. After considerable effort, we have received CFM responses from all (980) of our Tier 2 suppliers. For 2018, the key metrics from our Tier 2 group of suppliers are as follows:

2018 Tier 2 CFM Status by Spend

CONFLICT FREE	15%
EXEMPT	72%
UNDETERMINABLE	13%
UNKNOWN	0%

Conclusions and Expected Next Steps

To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, and/or reviews of publicly available information. We have identified a total of 309 legitimate and known smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2018 (see Appendix I). Suppliers that provided illegitimate or unknown smelter information have been asked to correct their smelter list and/or make changes within their supply chain. AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.

Caution Concerning Forward-looking Statements

Certain statements in this report maybe “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations.

A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Appendix I: Smelter List

#	Metal	Standard Smelter Name	Smelter Facility Country
1	Gold	8853 S.p.A.	ITALY

2	Gold	Advanced Chemical Company	UNITED STATES

3	Gold	Aida Chemical Industries Co., Ltd.	JAPAN

4	Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES

5	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

6	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

7	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

8	Gold	Argor-Heraeus S.A.	SWITZERLAND

9	Gold	Asahi Pretec Corp.	JAPAN

10	Gold	Asahi Refining Canada Ltd.	CANADA

11	Gold	Asahi Refining USA Inc.	UNITED STATES

12	Gold	Asaka Riken Co., Ltd.	JAPAN

13	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

14	Gold	AU Traders and Refiners	SOUTH AFRICA

15	Gold	Aurubis AG	GERMANY

16	Gold	Bangalore Refinery	INDIA

17	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

18	Gold	Boliden AB	SWEDEN

19	Gold	C. Hafner GmbH + Co. KG	GERMANY

20	Gold	Caridad	MEXICO

21	Gold	CCR Refinery - Glencore Canada Corporation	CANADA

22	Gold	Cendres + Métaux S.A.	SWITZERLAND

23	Gold	Chimet S.p.A.	ITALY

24	Gold	Chugai Mining	JAPAN

25	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

26	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

27	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY

28	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES

29	Gold	DODUCO Contacts and Refining GmbH	GERMANY

30	Gold	Dowa	JAPAN

31	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

32	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

33	Gold	Eco-System Recycling Co., Ltd.	JAPAN

34	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

35	Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES

36	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA

37	Gold	Geib Refining Corporation	UNITED STATES

38	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

39	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

40	Gold	Guangdong Jinding Gold Limited	CHINA

41	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

42	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

43	Gold	HeeSung	KOREA, REPUBLIC OF

44	Gold	Heimerle + Meule GmbH	GERMANY

45	Gold	Heraeus Metals Hong Kong Ltd.	CHINA

46	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

47	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

48	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA

49	Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

50	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

51	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES

52	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

53	Gold	Istanbul Gold Refinery	TURKEY

54	Gold	Italpreziosi	ITALY

55	Gold	Japan Mint	JAPAN

56	Gold	Jiangxi Copper Co., Ltd.	CHINA

57	Gold	JSC Uralelectromed	RUSSIAN FEDERATION

58	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

59	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

60	Gold	Kazzinc	KAZAKHSTAN

61	Gold	Kennecott Utah Copper LLC	UNITED STATES

62	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

63	Gold	Kojima Chemicals Co., Ltd.	JAPAN

64	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

65	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

66	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

67	Gold	L’azurde Company For Jewelry	SAUDI ARABIA

68	Gold	Lingbao Gold Co., Ltd.	CHINA

69	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

70	Gold	L’Orfebre S.A.	ANDORRA

71	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

72	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

73	Gold	Marsam Metals	BRAZIL

74	Gold	Materion	UNITED STATES

75	Gold	Matsuda Sangyo Co., Ltd.	JAPAN

76	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

77	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

78	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

79	Gold	Metalor Technologies S.A.	SWITZERLAND

80	Gold	Metalor USA Refining Corporation	UNITED STATES

81	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

82	Gold	Mitsubishi Materials Corporation	JAPAN

83	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

84	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

85	Gold	Morris and Watson	NEW ZEALAND

86	Gold	Morris and Watson Gold Coast	AUSTRALIA

87	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

88	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

89	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

90	Gold	NH Recytech Company	KOREA, REPUBLIC OF

91	Gold	Nihon Material Co., Ltd.	JAPAN

92	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

93	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

94	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

95	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

96	Gold	PAMP S.A.	SWITZERLAND

97	Gold	Pease & Curren	UNITED STATES

98	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

99	Gold	Planta Recuperadora de Metales SpA	CHILE

100	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

101	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

102	Gold	PX Précinox S.A.	SWITZERLAND

103	Gold	QG Refining, LLC	UNITED STATES OF AMERICA

104	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

105	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA

106	Gold	Remondis Argentia B.V.	NETHERLANDS

107	Gold	Republic Metals Corporation	UNITED STATES

108	Gold	Royal Canadian Mint	CANADA

109	Gold	SAAMP	FRANCE

110	Gold	Sabin Metal Corp.	UNITED STATES

111	Gold	Safimet S.p.A	Italy

112	Gold	Sai Refinery	INDIA

113	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

114	Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

115	Gold	SAXONIA Edelmetalle GmbH	GERMANY

116	Gold	SEMPSA Joyería Platería S.A.	SPAIN

117	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

118	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

119	Gold	Shangdong Humon Smelting Co., Ltd.	CHINA

120	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

121	Gold	Singway Technology Co., Ltd.	TAIWAN

122	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

123	Gold	Solar Applied Materials Technology Corp.	TAIWAN

124	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

125	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

126	Gold	SungEel HiTech	KOREA, REPUBLIC OF

127	Gold	T.C.A S.p.A	ITALY

128	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

129	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

130	Gold	Tokuriki Honten Co., Ltd.	JAPAN

131	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

132	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

133	Gold	Torecom	KOREA, REPUBLIC OF

134	Gold	Umicore Brasil Ltda.	BRAZIL

135	Gold	Umicore Precious Metals Thailand	THAILAND

136	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

137	Gold	United Precious Metal Refining, Inc.	UNITED STATES

138	Gold	Valcambi S.A.	SWITZERLAND

139	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

140	Gold	WIELAND Edelmetalle GmbH	GERMANY

141	Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

142	Gold	Yokohama Metal Co., Ltd.	JAPAN

143	Gold	Yunnan Copper Industry Co., Ltd.	CHINA

144	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

145	Tantalum	Asaka Riken Co., Ltd.	JAPAN

146	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

147	Tantalum	D Block Metals, LLC	UNITED STATES

148	Tantalum	Exotech Inc.	UNITED STATES

149	Tantalum	F&X Electro-Materials Ltd.	CHINA

150	Tantalum	FIR Metals & Resource Ltd.	CHINA

151	Tantalum	Global Advanced Metals Aizu	JAPAN

152	Tantalum	Global Advanced Metals Boyertown	UNITED STATES

153	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

154	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

155	Tantalum	H.C. Starck Co., Ltd.	THAILAND

156	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

157	Tantalum	H.C. Starck Inc.	UNITED STATES

158	Tantalum	H.C. Starck Ltd.	JAPAN

159	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

160	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

161	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

162	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

163	Tantalum	Jiangxi Tuohong New Raw Material	CHINA

164	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

165	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

166	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

167	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

168	Tantalum	KEMET Blue Metals	MEXICO

169	Tantalum	KEMET Blue Powder	UNITED STATES

170	Tantalum	LSM Brasil S.A.	BRAZIL

171	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

172	Tantalum	Mineracao Taboca S.A.	BRAZIL

173	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

174	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

175	Tantalum	NPM Silmet AS	ESTONIA

176	Tantalum	Power Resources Ltd.	MACEDONIA

177	Tantalum	QuantumClean	UNITED STATES

178	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

179	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

180	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

181	Tantalum	Taki Chemicals	JAPAN

182	Tantalum	Telex Metals	UNITED STATES

183	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

184	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

185	Tin	Alpha	UNITED STATES

186	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

187	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

188	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

189	Tin	China Tin Group Co., Ltd.	CHINA

190	Tin	CV Ayi Jaya	INDONESIA

191	Tin	CV Dua Sekawan	INDONESIA

192	Tin	CV Gita Pesona	INDONESIA

193	Tin	CV Tiga Sekawan	INDONESIA

194	Tin	CV United Smelting	INDONESIA

195	Tin	CV Venus Inti Perkasa	INDONESIA

196	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA

197	Tin	Dowa	JAPAN

198	Tin	EM Vinto	BOLIVIA

199	Tin	Estanho de Rondônia S.A.	BRAZIL

200	Tin	Fenix Metals	POLAND

201	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

202	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

203	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

204	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

205	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

206	Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA

207	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

208	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

209	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

210	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

211	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

212	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

213	Tin	Melt Metais e Ligas S.A.	BRAZIL

214	Tin	Metallic Resources, Inc.	UNITED STATES

215	Tin	Metallo Belgium N.V.	BELGIUM

216	Tin	Metallo Spain S.L.U.	SPAIN

217	Tin	Mineracao Taboca S.A.	BRAZIL

218	Tin	Minsur	PERU

219	Tin	Mitsubishi Materials Corporation	JAPAN

220	Tin	Modeltech Sdn Bhd	MALAYSIA

221	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

222	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

223	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

224	Tin	Operaciones Metalurgical S.A.	BOLIVIA

225	Tin	Pongpipat Company Limited	MYANMAR

226	Tin	PT Aries Kencana Sejahtera	INDONESIA

227	Tin	PT Artha Cipta Langgeng	INDONESIA

228	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

229	Tin	PT Babel Inti Perkasa	INDONESIA

230	Tin	PT Babel Surya Alam Lestari	INDONESIA

231	Tin	PT Bangka Prima Tin	INDONESIA

232	Tin	PT Bangka Serumpun	INDONESIA

233	Tin	PT Bangka Tin Industry	INDONESIA

234	Tin	PT Belitung Industri Sejahtera	INDONESIA

235	Tin	PT Bukit Timah	INDONESIA

236	Tin	PT DS Jaya Abadi	INDONESIA

237	Tin	PT Inti Stania Prima	INDONESIA

238	Tin	PT Karimun Mining	INDONESIA

239	Tin	PT Kijang Jaya Mandiri	INDONESIA

240	Tin	PT Menara Cipta Mulia	INDONESIA

241	Tin	PT Mitra Stania Prima	INDONESIA

242	Tin	PT Panca Mega Persada	INDONESIA

243	Tin	PT Premium Tin Indonesia	INDONESIA

244	Tin	PT Prima Timah Utama	INDONESIA

245	Tin	PT Rajawali Rimba Perkasa	INDONESIA

246	Tin	PT Refined Bangka Tin	INDONESIA

247	Tin	PT Sariwiguna Binasentosa	INDONESIA

248	Tin	PT Stanindo Inti Perkasa	INDONESIA

249	Tin	PT Sukses Inti Makmur	INDONESIA

250	Tin	PT Sumber Jaya Indah	INDONESIA

251	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

252	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

253	Tin	PT Tinindo Inter Nusa	INDONESIA

254	Tin	PT Tirus Putra Mandiri	INDONESIA

255	Tin	PT Tommy Utama	INDONESIA

256	Tin	Resind Industria e Comercio Ltda.	BRAZIL

257	Tin	Rui Da Hung	TAIWAN

258	Tin	Soft Metais Ltda.	BRAZIL

259	Tin	Super Ligas	Brazil

260	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM

261	Tin	Thaisarco	THAILAND

262	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

263	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

264	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

265	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

266	Tin	Yunnan Tin Company Limited	CHINA

267	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

268	Tungsten	ACL Metais Eireli	BRAZIL

269	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

270	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

271	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

272	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

273	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

274	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

275	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

276	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

277	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

278	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

279	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

280	Tungsten	H.C. Starck Tungsten GmbH	GERMANY

281	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

282	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

283	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

284	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

285	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

286	Tungsten	Japan New Metals Co., Ltd.	JAPAN

287	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

288	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

289	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

290	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

291	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

292	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

293	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

294	Tungsten	Kennametal Fallon	UNITED STATES

295	Tungsten	Kennametal Huntsville	UNITED STATES

296	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

297	Tungsten	Moliren Ltd	RUSSIAN FEDERATION

298	Tungsten	Niagara Refining LLC	UNITED STATES

299	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

300	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

301	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

302	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

303	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

304	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

305	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

306	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

307	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

308	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

309	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA